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                         TECHNOLOGY TRANSFER AGREEMENT


         This Technology Transfer Agreement, dated February 9, 1992 (this "Agreement"), is by and between ANTI-GENE DEVELOPMENT GROUP, an Oregon limited partnership ("Seller"), and ANTIVIRALS Inc., an Oregon corporation ("Buyer").

                                    RECITALS

    A. Seller is the owner of certain patents, patent applications, and other intellectual property rights, all of which are more fully described in this Agreement (collectively, the "Intellectual Property").

    B. Buyer intends to offer to issue 3,300 shares of Buyer's common stock in exchange for each limited partnership interest in Seller (the "Exchange Offer").

    C. Following completion of the Exchange Offer, Seller wishes to transfer, and Buyer wishes to obtain, the right, title, and interest of Seller in and to the Intellectual Property.

    D. Following the transfer, Buyer wishes to grant certain rights to Seller with respect to the Intellectual Property.

                                   AGREEMENT

         In consideration of the above and of the promises and covenants contained herein, the parties agree as follows:

                                   SECTION 1
                                  DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Buyer Affiliate" shall mean Buyer's Licensees, other than Seller, and any entity other than Seller that controls, is controlled by, or is under common control with Buyer or Buyer's Licensees.

         1.2 "Closing" and "Closing Date" shall have the meanings set forth in Section 2.1.

         1.3 "Copyrights" shall mean all of Seller's rights under United States or foreign copyright laws with respect to any work of authorship used by Seller in connection with Seller's research and development and other business operations prior to the Closing Date.


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         1.4       "Exchange Offer" shall mean the offer by Buyer to exchange
3,300 shares of Buyer's common stock for each limited partnership interest in Seller.

         1.5 "Intellectual Property" shall mean all Patents, Patent Applications, Trademarks, Trademark Applications, Copyrights, and all other Technology owned or controlled by Seller as of the date of this Agreement.

         1.6 "Interests" shall mean the limited partnership interests in Seller.

         1.7 "Licensee" shall mean any person, corporation, or other entity other than Buyer or Seller that obtains a License.

         1.8 "License" shall mean a right granted by Buyer or a Buyer Affiliate to an entity to: (a) make a Product; (b) make a Product and use that Product; (c) make a Product and sell that Product; (d) have a Product made on behalf of said entity and use that Product; (e) have a Product made on behalf of said entity and sell that Product; or (f) use a method claimed in a Patent.

         1.9 "Partners" shall mean the partners in Seller as of the effective date of the Exchange Offer.

         1.10 "Patent Applications" shall mean the applications described in Schedule 1.10 attached.

         1.11 "Patents" shall mean the patents listed on Schedule 1.11 attached, and any patents issuing from any Patent Applications and Planned Applications. "Patents" shall also include all continuations, continuations-in-part, divisions, reissues, patents of addition, renewals, any foreign counterparts of any such Patents, Patent Applications, and Planned Applications.

         1.12 "Planned Applications" shall mean the planned patent applications covering the conceptions and inventions partially or fully reduced to practice owned by Seller and listed in Schedule 1.12.

         1.13 "Product" shall mean any product the sale of which would infringe one or more valid claims of any Patent in the absence of this Agreement.

         1.14      "Purchase Price" shall have the meaning set forth in
Section 4.

         1.15 "Sales" shall mean the total worldwide sales of Products by Buyer and Buyer Affiliates to Unaffiliated Entities at the Gross Invoice Amount minus returns, where returns comprise compensation to the purchaser of the Product for Products returned to Buyer or the Buyer Affiliate. "Gross Invoice Amount" shall mean all money and other valuable consideration paid to Buyer and Buyer Affiliates in exchange for Products. Transfers between Buyer and Buyer Affiliates or between Buyer Affiliates shall not be deemed Sales. In the event

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Buyer or a Buyer Affiliate makes or has made a Product for the Buyer's or Buyer
Affiliate's own use, each manufacture shall be considered a Sale and the amount of the Sale shall be based upon the average price at which such Product or the most nearly equivalent Product was sold by Buyer or Buyer Affiliates during the six months preceding the date of manufacture.

         1.16 "Technology" shall mean conceptions, inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, and know how, whether or not patented and whether or not reduced to practice, and any copies of documents, or other materials describing or relating to the foregoing, conceived, created, used, or developed by or on behalf of Seller prior to the Closing Date which relate to nucleic acid binding polymers, subunits useful for assembly of said polymers, methods of preparation, purification, and characterization of said subunits and polymers, modifications and adducts to said subunits and polymers, and uses and applications of said subunits and polymers.

         1.17 "Trademark Applications" shall mean the Trademark Applications identified on Schedule 1.17 attached.

         1.18 "Trademarks" shall means the trademarks and trademark registrations identified on Schedule 1.18 attached and the goodwill associated therewith.

         1.19 "Unaffiliated Entity" shall mean any entity other than Buyer and Buyer Affiliates.

                                   SECTION 2
                       TRANSFER OF INTELLECTUAL PROPERTY

         2.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10 a.m. on the date that is ten business days after the date that all conditions to Closing are satisfied (other than those conditions that by their terms are to occur at the Closing), unless another date and time are agreed to in writing by the parties. The Closing shall take place at the offices of Stoel Rives Boley Jones & Grey, 900 SW Fifth Avenue, Portland, Oregon, or such other reasonable location as shall be specified by Buyer. The date of the Closing is hereafter referred to as the Closing Date.

         2.2 LIQUIDATION OF INTERESTS. Subject to all of the terms and conditions of this Agreement, on the Closing Date, Buyer shall tender to Seller Buyer's Interests for liquidation and Seller shall distribute to Buyer in liquidation of Buyer's Interests an undivided interest in the Intellectual Property. The ratio of the undivided interest conveyed to the whole of the Intellectual Property shall be the same as the ratio of the liquidated Interests to the number of Interests outstanding on the Closing Date before liquidation of Buyer's Interests.

         2.3 SALE OF REMAINDER. Subject to all of the terms and conditions of this Agreement, on the Closing Date, contemporaneously with the distribution described in Section 2.2, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall

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purchase and accept from Seller, all right, title and interest of Seller in and to the undivided interest in the Intellectual Property retained by Seller after the liquidating distribution described in Section 2.2.

                                   SECTION 3
                       LIMITED ASSUMPTION OF LIABILITIES

         Buyer shall assume all ongoing expenses associated with Patent Applications, Planned Applications, Trademark Applications, Patents and Trademarks including expenses associated with the filing of applications, continuations, continuations-in-part, responses to offices actions, payment of issue and maintenance fees, and prosecution of such infringement claims as Buyer elects to pursue. Other than the foregoing, Buyer will not assume and will not be liable for any liabilities of Seller, known or unknown, contingent or absolute, accrued or otherwise, and the Intellectual Property shall be transferred to Buyer free of all liabilities, obligations, security interests, mortgages, pledges, conditional sales agreements or other liens and encumbrances.

                                   SECTION 4
                                 CONSIDERATION

         4.1 REDEMPTION OF INTERESTS. The consideration for distribution of an undivided interest in the Intellectual Property pursuant to Section 2.2 shall be Buyer's Interests liquidated by Seller pursuant to that section.

         4.2 SALE OF REMAINDER. As consideration for the transfer of the remainder of the Intellectual Property pursuant to Section 2.3, Buyer shall pay the purchase price ("Purchase Price") set forth in this Section 4.2 pursuant to the terms set forth in this Section 4.

              (a)       If no Interests of Buyer are liquidated pursuant to
Section 2.2, the Purchase Price shall be as follows: Subject to Sections 4.6 and 4.7, Buyer shall pay Seller eight (8) percent of the amount of the total Sales of each Product Buyer and any Buyer Affiliates sell to any Unaffiliated Entity after the Closing Date. For purposes of this Section 4, transfers from Buyer to a Buyer Affiliate or vice versa and transfers between Buyer Affiliates shall not be deemed Sales.

              (b) If Seller does distribute an undivided interest in the Intellectual Property to Buyer in liquidation of its Interests pursuant to
Section 2.2, the Purchase Price set forth in Section 4.2(a) shall be reduced pro rata to reflect Seller's reduced ownership interest in the Intellectual Property resulting from the liquidating distribution. By way of example, if Buyer tenders for liquidation fifty (50.0000) percent of the Interests outstanding as of the Closing, Seller shall distribute in liquidation of Buyer's Interests an undivided one-half ownership interest in the Intellectual Property and Seller will retain an undivided one-half ownership interest. The Purchase Price shall be reduced by half so that Buyer will pay four (4.00000) percent of the total Sales of Products under Section 4.2(a).

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         4.3       REPORTS.  Within thirty (30) days after the end of each
calendar quarter, for so long as Products are covered by unexpired Patents, Buyer shall provide Seller with a written report setting forth the total amount of each Product sold by Buyer and Buyer Affiliates during the quarter, to whom the Products were sold, the gross invoice amount for each Sale, and the amount of any returns. At the time the report is made, Buyer shall pay Seller any amounts payable pursuant to this Section 4.

         4.4 RECORDS. Buyer shall maintain records concerning Sales of Products sufficient to enable Seller to verify the amounts payable under this Agreement. Seller shall have the right, through an independent auditor, to examine such records that concern Sales of Products up to four times in any given year. Seller shall bear all expenses associated with such audits.
         4.5 LATE PAYMENTS. If Buyer fails to make any Purchase Price payment owing to Seller when due, Buyer shall pay Seller interest on the amount past due at a rate equal to the "Prime Rate" in effect at the time when payment is due, plus 7.5 percent per annum The "Prime Rate" shall be the announced "prime rate" at First Interstate Bank of Oregon or its successors.

         4.6 COMMENCEMENT OF PAYMENT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, the first two hundred million dollars ($200,000,000) in total cumulative worldwide Sales by Buyer and Buyer Affiliates collectively are exempt from Purchase Price Payments Buyer shall be obligated under this Section 4 to make Purchase Price payments only on those Sales subsequent to the initial cumulative two hundred million dollars in exempt Sales by Buyer and Buyer Affiliates.

         4.7 TERMINATION OF PAYMENT OBLIGATIONS. Buyer's obligation to make Purchase Price payments for any given Product shall end upon the expiration of all Patents containing claims that cover that Product. Buyer's obligation to make Purchase Price Payments shall terminate completely upon expiration of the last Patent to expire.

         4.8       PAYMENT DISPUTES.

                   (a) Any dispute between the parties concerning payment of Purchase Price payments shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Portland, Oregon before three (3) arbitrators who are knowledgeable about the industry and markets for the Products Judgment upon the arbitrators' award may be entered in any court having jurisdiction. This agreement to arbitrate shall apply only to disputes concerning Purchase Price payments, and shall not prevent either party from seeking judicial relief in connection with other matters relating to this Agreement. The prevailing party in any such arbitration proceeding shall be entitled to recover reasonable costs and attorneys fees at the arbitration and in connection with any judicial proceeding to enforce the arbitration award.



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                   (b) If Seller believes Buyer has refused to make Purchase
Price payments in bad faith, Seller may request that the arbitrators make a finding of Buyer's bad faith refusal to pay. The parties agree that such a finding of bad faith shall not be made unless there is clear and convincing evidence that Seller knew the payment was owing and refused to make the payment. Seller may appeal any finding of bad faith to any court having jurisdiction and the court shall review any finding of bad faith de novo.

                   (c) If the arbitrators make a finding of bad faith under
Section 4.8(b) in two (2) separate proceedings relating to two (2) separate payment disputes involving the same Product, and neither finding is reversed on appeal, Seller shall have the right, upon notice to Buyer, to require Buyer to convey back to Seller at no cost to Seller any Patent covering the Product. Upon receipt of such notice, Buyer shall execute such documents as Seller may reasonably request to convey Buyer's rights in the Patent to Seller.

                                   SECTION 5
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         5.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized and validly existing under the laws of the State of Oregon.

         5.2 AUTHORIZATION AND BINDING OBLIGATION. Buyer has full corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid, binding and enforceable obligation of Buyer except as the provisions of this Agreement may be rendered unenforceable by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or the application of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         5.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. The execution, delivery and performance of this Agreement by Buyer (i) do not require the consent, approval, authorization, order or other action of, nor any filing with, any third party, including, without limitation, (A) any party to any contract, loan or credit agreement, instrument, commitment, understanding or other agreement to which Buyer is a party or (B) any court, administrative agency or other governmental authority; (ii) will not violate any provisions of the Articles of Incorporation or Bylaws of Buyer; (iii) will not violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to Buyer; and (iv) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, result in breach of the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit that


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is individually or in the aggregate material to the transactions contemplated hereby and to which Buyer is now subject.

         5.4 NO BROKERS. Neither Buyer, any officer or director of Buyer, nor any employee or shareholder of Buyer has employed any broker, finder or investment banker or incurred any liability for any commission, brokerage or investment banking fee or finder's fee in connection with the transactions contemplated by this Agreement.

                                   SECTION 6
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         6.1 ORGANIZATION AND STANDING. Seller is a limited partnership duly organized and validly existing under the laws of the State of Oregon.

         6.2 AUTHORIZATION AND BINDING OBLIGATION. Seller has full power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid, binding and enforceable obligation of Seller except as the provisions of this Agreement may be rendered unenforceable by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or the application of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         6.3       ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.
The execution, delivery and performance of this Agreement by Seller (i) do not require the consent, approval, authorization, order or other action of, nor any filing with, any third party, including, without limitation, (A) any party to any contract, loan or credit agreement, instrument, commitment, understanding or other agreement to which Seller is a party or (B) any court, administrative agency or other governmental authority; (ii) will not violate any provisions of the partnership agreement of Seller; (iii) will not violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to Seller; (iv) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit that is individually or in the aggregate material to the transactions contemplated hereby and to which Seller is now subject; and (v) will not result in the creation of any lien, charge or encumbrance on any of the Intellectual Property.

         6.4       OWNERSHIP OF INTELLECTUAL PROPERTY.  Except as set forth in
Schedule 6.4 to this Agreement, Seller owns valid, unrestricted, enforceable and exclusive rights for the use of the Intellectual Property. Seller has delivered to Buyer copies of all documents establishing

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the rights of Seller to the Intellectual Property.  Schedules 1.10, 1.11,
1.12, 1.17 and 1.18 respectively list all patent applications, patents, planned patent applications, trademark applications, and trademarks owned by Seller.

         6.5       ABSENCE OF INFRINGEMENT.  Except as set forth in Schedule
6.5 to this Agreement, to the best of Seller's knowledge, the use by Seller of the Intellectual Property has not created any conflict with or infringement upon any intellectual property rights of third parties, and Seller has not been notified of any such conflicts or infringement claims.

         6.6 ABSENCE OF ENCUMBRANCES. Except as set forth in Schedule 6.6 to this Agreement, none of the Intellectual Property is subject to any security interest, mortgage, pledge, conditional sales agreement~ or other lien or encumbrance.

         6.7 NUMBER OF PARTNERSHIP INTERESTS. On the Closing Date, the number of partnership interests outstanding will be the number reflected in Seller's books and records as of that date.

         6.8 LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as set forth in Schedule 6.8 to this Agreement, there is no litigation, proceeding or investigation pending or, to the best of Seller's knowledge threatened, against Seller in any federal, state or local court or before any administrative agency individually or in the aggregate material to the transactions contemplated hereby, including, without limitation, any proceeding that seeks to enjoin or prohibit or otherwise questions the validity of any action taken or to be taken pursuant to or in connection with this Agreement.

         6.9 NO BROKERS. Neither Seller, any officer or director of Seller, nor any employee or partner of Seller has employed any broker, finder or investment banker or incurred any liability for any commission, brokerage or investment banking fee or finder's fee in connection with the transactions contemplated by this Agreement.

         6.10 DISCLOSURE. No representation or warranty made by Seller herein, or in any schedule referred to herein, or in any certificate delivered or to be delivered in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statement not misleading.

                                   SECTION 7
                              COVENANTS OF SELLER

         7.1 PRE-CLOSING COVENANTS. Seller covenants and agrees that, between the date hereof and the Closing Date, except as contemplated by this Agreement or with the prior written consent of Buyer, Seller will conduct its business and operations in accordance with the following:


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                   (a) Seller will not enter into any contract or commitment
relating to the Intellectual Property or incur any obligations (including obligations relating to the borrowing of money of guaranteeing of indebtedness) with respect to the Intellectual Property.

                   (b) Seller will not create, assume or permit to exist any mortgage, pledge, lien or any charge or encumbrance or rights affecting any of the Intellectual Property.

                   (c) Seller will not sell, assign, license or otherwise transfer or dispose of any of the Intellectual Property.

                   (d) Seller will use its best efforts not to cause or permit, by any act or failure to act, any action which would impair or lessen the value of the Intellectual Property.

                   (e) Seller will not create or issue any Interests prior to Closing beyond those outstanding as of the date of this Agreement.

                   (f) From the date of this Agreement to the Closing Date, Seller will give to Buyer and its counsel, accountants, and other authorized representatives reasonable access during normal business hours to the books and records of Seller relating to the Intellectual Property and will furnish to Buyer and its authorized representatives all information relating to the Intellectual Property as they may reasonably request.

                   (g) Seller will notify Buyer of any material litigation or administrative proceeding pending or, to its knowledge, threatened against it or involving the Intellectual Property.

         7.2 CLOSING COVENANT. On the Closing Date, Seller shall redeem the Interests and shall transfer, convey, assign and deliver to Buyer the Intellectual Property as provided in Section 2 of this Agreement.

         7.3 POST-CLOSING COVENANTS. After the Closing, Seller agrees that it will take such actions and execute and deliver to Buyer such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Buyer, may be necessary to ensure complete and evidence the full and effective transfer of the Intellectual Property to Buyer pursuant to this Agreement.

         7.4 CONFIDENTIALITY. Both prior to and after the Closing, Seller will maintain the confidentiality of all Technology that is not in the public domain; provided that Seller's obligations under this Section 7.4 shall not apply to Technology to which Seller obtains ownership pursuant to
Section 4.8 or pursuant to the License and Option Agreement described in
Section 9.1; and provided further that Seller may not disclose Technology which is not in the public domain unless: (a) the disclosed has entered into a written agreement acceptable to Buyer under which the disclosed agrees to restrictions on disclosure, use, and transfer of the Technology; and (b) Buyer has consented in writing to the disclosure, which consent shall not

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be unreasonably withheld The parties agree that Buyer may withhold consent if the proposed disclosed is an actual or potential competitor of Buyer and that such refusal to consent shall be reasonable

                                   SECTION 8
                               COVENANTS OF BUYER

         8.1 FILING, PROSECUTION, MAINTENANCE AND DEFENSE OF PATENTS. Buyer shall use its best efforts to file and prosecute the Planned Applications and the Patent Applications, to maintain the Planned Applications, the Patent Applications, and the Patents, and to bear the full cost of said maintenance. Buyer shall use its best efforts to prosecute the infringement of Patents and shall bear the cost associated with such prosecution, provided that Buyer shall have sole discretion with respect to what action it elects to take with respect to such prosecution. In the event Buyer is unable to or elects not to continue the prosecution or maintenance of a Patent Application, Planned Application, or Patent, or if Buyer otherwise acts or fails to act in such a manner as to result in de facto abandonment of a Patent Application, Planned Application, or Patent, Buyer shall notify Seller of this fact in a timely manner. To the extent Buyer's decision not to prosecute or maintain an Application or a Patent is based upon a decision by Buyer to abandon the Application or Patent, or otherwise results in de facto abandonment of the Application or Patent, Buyer agrees to convey all right, title, and interest in such Application or Patent to Seller at no cost to Seller. Buyer further agrees to provide Seller with copies of all office actions by the United States and any foreign patent offices concerning Planned Applications and Patent Applications within two weeks of receipt by Buyer of such office action and to provide in a timely manner a copy of Buyer's response to each such office action.

         8.2 NOTICES. Buyer and Buyer Affiliates shall include on all Products sold labels containing appropriate trademark and patent notifications.

         8.3 CONFIDENTIALITY. Both prior to and after the Closing, Buyer will maintain the confidentiality of all Technology that is not in the public domain; provided that Buyer's obligations under this Section 8.3 shall not apply to disclosures made pursuant to an appropriate confidentiality agreement to the extent Buyer, in its sole discretion, determines such disclosures to be appropriate to exploitation of the Technology.

                                   SECTION 9
                                JOINT COVENANTS

         9.1 LICENSE AND OPTION AGREEMENT. On the Closing Date, Buyer and Seller shall execute a License and Option Agreement in substantially the form shown in Schedule 9.1.

         9.2 NO INCONSISTENT ACTION. Seller and Buyer will not take any action inconsistent with their obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement.


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         9.3       PROVISION OF INFORMATION AND FILING OF PLANNED APPLICATIONS.
Seller shall provide Buyer with copies of appropriate documents and other materials necessary to complete preparation of the Planned Applications listed in Schedule 1.12, and Buyer will use reasonable efforts to file such applications in a timely manner and carry out such other steps as are necessary in order to obtain patents on the basis of such applications. Both parties shall execute such documents and take such actions as the other party may reasonably request to facilitate the prosecution of the Planned Applications.

         9.4 PROSECUTION OF INFRINGEMENT. Both parties shall cooperate in the prosecution of any infringement of any Patents; provided, however, that Buyer shall have the sole right to control the prosecution and settlement of any claim of infringement and shall have sole discretion with respect to such prosecution for so long as Buyer remains the owner of the Patent in question In the event that Seller elects to assist in the prosecution of any infringement, Seller shall have the right to share in any resulting recovery or settlement pro rata based upon the percentage established under Section 4 for the Purchase Price payments and shall have the right to share in any award of legal expenses and fees pro rata based upon Seller's share of such expenses and fees incurred.

         9.5 CANCELLATION OF PRIOR AGREEMENTS. Effective as of the Closing, the License Agreements between the parties dated November 1, 1991 and November 4, 1991 are cancelled and superseded by this Agreement.

                                   SECTION 10
                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         10.1      REPRESENTATIONS, WARRANTIES, COVENANTS.

                   (a) All representations and warranties of Seller made in this Agreement, or in any schedule or certificate delivered pursuant hereto, shall be true and complete on and as of the Closing Date with the same force and effect as if made on and as of that date.

                   (b) All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed by Seller.

                   (c) Buyer shall have received a certificate of Seller executed by the General Partner of Seller and dated as of the Closing Date, to the effect that the representations and warranties of Seller contained in this Agreement, are true and complete on and as of the Closing Date as though made on and as of the Closing Date, and that Seller has complied with or performed all terms, covenants and conditions to be complied with or performed by Seller on or prior to the Closing Date.

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         10.2      THIRD PARTY CONSENTS.  Seller shall have obtained such third party consents and made such filings or registrations with or notifications to, or received such consents, approvals or authorizations of, all federal, state and local and foreign authorities, required for consummation of the transactions contemplated by this Agreement, in each case on terms and conditions that are satisfactory to Buyer in its sole discretion.

         10.3 ADVERSE PROCEEDINGS. No suit, action, claim or proceeding shall have been instituted or threatened against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, Buyer or Seller to restrain or prohibit, or obtain damages in respect of, this Agreement or the transactions contemplated by this Agreement.

         10.4 NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the Intellectual Property.

         10.5 COMPLETION OF EXCHANGE OFFER. The Exchange Offer shall have been completed pursuant to its terms.

         10.6 REDEMPTION OF INTERESTS. Seller shall have redeemed the Interests Tendered by Buyer pursuant to Section 2.2.

         10.7 INSTRUMENTS OF CONVEYANCE AND TRANSFER. Seller shall have sold, conveyed, assigned, transferred and delivered to Buyer all right, title and interest of Seller in and to the Intellectual Property by the execution and delivery to Buyer of assignment documents prepared by Buyer and satisfactory in form and substance to Seller and shall have otherwise done all things necessary or desirable in the reasonable judgment of Buyer to place Buyer in ownership and control of the Intellectual Property, free and clear of any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance other than any security interest, mortgage, pledge, conditional sales agreement or other lien or encumbrance imposed on the Intellectual Property by or through Buyer.

         10.8 OPINION OF COUNSEL. Counsel to Seller shall have delivered an opinion dated as of the Closing Date substantially in the form of Schedule 10.8.

         10.9 SATISFACTION OF COUNSEL. All actions and proceedings required to be carried out by this Agreement, or incidental hereto, all documents and instruments to be delivered hereunder, or incidental hereto and all other relevant legal matters shall be reasonably satisfactory in all respects to counsel for Buyer.

                                   SECTION 11
                      CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         11.1      REPRESENTATIONS, WARRANTIES AND COVENANTS.

                   (a) All representations and warranties of Buyer made in this Agreement, or in any certificate delivered pursuant hereto, shall be true and complete on and as of the Closing Date with the same force and effect as if made on and as of that date.

                   (b) All of the terms, covenants and conditions to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed by Buyer.

                   (c) Seller shall have received a certificate of Buyer, dated as of the Closing Date, executed by the President or other authorized officer of Buyer, to the effect that the representations and warranties of Buyer contained in this Agreement are true and complete on and as of the Closing Date as though made on and as of the Closing Date and that Buyer has complied with or performed all terms, covenants and conditions to be complied with or performed by Buyer on or prior to the Closing Date.

         11.2 COMPLETION OF EXCHANGE OFFER. The Exchange Offer shall have been completed pursuant to its terms.

                                   SECTION 12
                                  TERMINATION

         12.1 TERMINATION BY BUYER. This Agreement may be terminated by Buyer upon notice to Seller if:

                   (a) The Closing shall not have occurred on or before July 1, 1993;

                   (b) Any representation of warranty of Seller shall prove false in any material respect;

                   (c) Seller shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing;

                   (d) A proceeding or case shall be commenced, without the application or consent of Seller, in any court of competent jurisdiction seeking
(i) the liquidation, reorganization, dissolution or winding-up or the composition or readjustment of debts, of Seller,

(ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Seller, or of all of any substantial part of its assets or (iii) similar relief in respect of Seller under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; or

                   (e) On the Closing Date any condition precedent to the obligations of Buyer set forth in this Agreement shall not have been satisfied and Buyer shall not have previously waived such condition.

         12.2 TERMINATION BY SELLER. This agreement may be terminated by Seller, if not then in default, upon notice to Buyer if:

                   (a) The Closing shall not have occurred on or before July 1, 1993;

                   (b) Any representation or warranty of Buyer shall prove false in any material respect; or

                   (c) Buyer shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent,
(v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing;

                   (d) A proceeding or case shall be commenced, without the application or consent of Buyer in any court of competent jurisdiction seeking
(i) the liquidation, reorganization, dissolution or winding-up or the composition or readjustment of debts, of Buyer, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Buyer, or of all or any substantial part of its assets or (iii) similar relief in respect of Buyer under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; or

                   (e) On the Closing Date any condition precedent to the obligations of Buyer set forth in this Agreement shall not have been satisfied and Seller shall not have previously waived such condition.

         12.3      EFFECT OF CLOSING.  The termination provisions of this
Section 12 shall cease upon the Closing.

                                   SECTION 13
                             DISCLAIMER OF WARRANTY

         Seller makes no warranty whatsoever with respect to the safety, efficacy, or utility of the Intellectual Property, the Patents, or the Products or as to the validity or utility of any claims in any Planned Applications, Patent Applications, or Patents. Buyer acknowledges that it has made its own assessment of and is satisfied with the value of the Intellectual Property.

                                   SECTION 14
                                OTHER PROVISIONS

         14.1 SURVIVAL. The conditions to closing contained in Sections 10 and 11 and the termination provisions of Section 12 shall be extinguished in the Closing. All other provisions of this Agreement, including, without limitation, the representations and warranties of the parties, shall survive the Closing and continue in full force and effect.

         14.2 CHOICE OF LAW. The construction and performance of this Agreement will be governed by the laws of the state of Oregon (except for choice of law provisions thereof).

         14.3 EXPENSES. Each party to this Agreement shall pay its own expenses incident to the negotiation, execution, delivery and performance of this Agreement

         14.4 NOTICES. Any notice or other communication required or permitted under this Agreement shall be in writing (which may take the form of a telecopy communication) and shall be sent by certified mail, return receipt requested, or by confirmed telecopier or hand delivery:

    If to Buyer, to the following address:

              ANTIVIRALS Inc.
              One Southwest Columbia, Suite 1105
              Portland, Oregon 97204
              Telecopy: (503) 227-0,51
              Attention: President

    With a copy to:

              Stoel Rives Boley Jones & Grey
              900 SW Fifth Avenue, Suite 2300
              Portland, Oregon 97204
              Telecopy: (503) 220-2480
              Attention: E. Walter Van Valkenburg

    If to Seller, to the following address:

              ANTI-GENE DEVELOPMENT GROUP
              P.O. Box 2210
              Corvallis, Oregon 97339
              Telecopy: (503) 754-3545
              Attention: James E. Summerton, Ph.D

    With a copy to:

              James E. Summerton
              ANTI-GENE DEVELOPMENT GROUP
              1935 N.W. Larch
              Corvallis, OR 97330

Unless otherwise provided in this Agreement, all notices and communications shall be deemed to have been duly given or made (i) when delivered by hand,
(ii) five business days after being deposited in the mail, postage prepaid, as.registered or certified mail, return receipt requested, or (iii) when telecopied, receipt acknowledged. The address or telecopy numbers to which notices or other communications shall be directed may be changed from time to time by any party by giving written notice to the other parties of the substitute address or telecopy number.

         14.5 ATTORNEY FEES. If a suit or action is filed by either party to enforce the provisions of this Agreement, or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses (including, but not limited to those fees and expenses permitted or defined by statute) as fixed by the trial court, and if any appeal is taken from the decision of the trial court, as affixed by the appellate court. For purposes of this Agreement, the term "prevailing party" shall be deemed to include a party that successfully opposes a petition for review filed by an appellate court.

         14.6 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of each of the parties and its successors and assigns; provided that no party may assign its rights under this Agreement without the consent of the other party, which consent shall not unreasonably be withheld.

         14.7 AMENDMENT. No supplement, modification or amendment of, or waiver with respect to, this Agreement shall be binding unless executed in writing. This Agreement may be modified, amended or terminated upon the written agreement of both parties.

         14.8 CONSENTS. Any consent required by this Agreement shall be effective only if given in a writing executed by the party giving the consent.

         14.9 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not limit or otherwise affect the meaning of this Agreement.

         14.10 SEVERABILITY. If any part of this Agreement is found invalid or unenforceable, it shall be enforced to the maximum extent permitted by law, and other parts of this Agreement will remain in force.

         14.11 ENTIRE AGREEMENT. This Agreement, including the License and Option Agreement comprising Schedule 9.1, constitutes the entire agreement pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection herewith. No covenant, representation or condition not expressed in this Agreement will affect or be effective to interpret, change or restrict, the express provisions of this Agreement.

         14.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the Same instrument

         IN WITNESS WHEREOF, the parties hereto have executed this Technology Transfer Agreement the day and year first above written.

                                        ANTIVIRALS Inc.


                                        By:
                                           -------------------------------------
                                              Denis Burger, Ph.D, President


                                        ANTI-GENE DEVELOPMENT GROUP


                                        By:
                                           -------------------------------------
                                              James E. Summerton, Ph.D,
                                              General Partner

                                 Schedule 1.10

                       UNITED STATES PATENT APPLICATIONS


Application No. 944,707 for "Polynucleotide Assay Reagent and Method" (Filed December 18, 1986).

Application No. 454,056 for "Alpha-Morpholino Ribonucleoside Derivatives and Polymers Thereof" (Filed December 20, 1989).

Application No. 799,681 for "Uncharged Morpholino Based Polymers Having Phosphorous Linked Chiral Intersubunit Linkages" (Filed November 21, 1991).

Application No. 880,883 for "Uncharged Polynucleotide-Binding Polymers n (Filed May 8, 1992).

Application No. 979,158 for "Sequence Specific Binding Polymers for Duplex Nucleic Acids" (Filed November 23, 1992).

Application No. 988,451 for "Uncharged Morpholino-Based Polymers Having Phosphorous Containing Chiral Intersubunit Linkages" (Filed December 10, 1992).

                          FOREIGN PATENT APPLICATIONS

Application No. 869025957 (Europe) for "Polynucleotide Assay Reagent and Method" (Filed March 14, 1986).

Application No. 869021899 (Europe) for "Stereoregular Polynucleotide-Binding Polymers" (Filed March 14, 1986).

Application No. 61-502179 (Japan) for "Polynucleotide Assay Reagent and Method" (Filed March 14, 1986).

Application No. 61-501967 (Japan) for "Stereoregular Polynucleotide-Binding Polymer" (Filed March 14, 1986).

Application No. 92/05208 (PCT) for "Sequence Specific Binding Polymers for Duplex Nucleic Acids" (Filed June 18, 1992).

Application No. 81109326 (Taiwan) for "Sequence Specific Binding Polymers for Duplex Nucleic Acids" (Filed November 21, 1992).

Application No. 20698691 (Canada) for "Uncharged Morpholino-Based Polymers Having Phosphorous-Containing Chiral Intersubunit Linkages" (Filed December 20,
1990).

Application No. 3502891 (Japan) for "Uncharged Morpholino-Based Polymers Having Phosphorous Containing Chiral Intersubunit Linkages" (Filed December 20, 1990).

Application No. 71642/91 (Australia) for "Uncharged Morpholino-Based Polymers Having Phosphorous-Containing Chiral Intersubunit Linkages" (Filed December 20,
1990).

Application No. 919020859 (EPO) for "Uncharged Morpholino-Based Polymers Having Phosphorous-Containing Chiral Intersubunit Linkages" (Filed December 20, 1990).

Application No. 92701479 (Korea) for "Uncharged Morpholino-Based Polymers Having Phosphorous-Containing Chiral Intersubunit Linkages" (Filed December 20, 1990).

Application No. 20699060 (Canada) for "Uncharged Morpholino-Based Polymers Having Achiral Intersubunit Linkagesll (Filed December 20, 1990).

Application No. 3502893 (Japan) for "Uncharged Morpholino-Based Polymers Having Achiral Intersubunit Linkages" (Filed December 20, 1990).

Application No. 71587/91 (Australia) for "Uncharged Morpholino-Based Polymers Having Achiral Intersubunit Linkages" (Filed December 20, 1990).

Application No. 919024018 (EPO) for "Uncharged Morpholino-Based Polymers Having Achiral Intersubunit Linkages" (Filed December 20, 1990).

Application No. 92701480 (Korea) for "Uncharged Morpholino-Based Polymers Having Achiral Intersubunit Linkages" (Filed December 20, 1990).

                                 Schedule 1.11

                             UNITED STATES PATENTS


U.S. Patent No. 5,142,047 for "Uncharged Polynucleotide-Binding Polymers" (August 25, 1992).

U.S. Patent No. 5,034,506 for "Uncharged Morpholino-Based Polymers having Achiral Intersubunit Linkages" (July 23, 1991).

U.S. Patent No. 5,166,315 for "Sequence-Specific Binding Polymers for Duplex Nucleic Acids" (November 24, 1992).

                                FOREIGN PATENTS


Canadian Patent No. 1,268,404 for "Polynucleotide Assay Reagent and Method."

                                 Schedule 1.12

                              PLANNED APPLICATIONS


Nonionic nucleic acid-binding polymers specific for single stranded DNA.

Single-probe diagnostic system utilizing nonionic reporter probe.

Novel adducts for improving entry of nucleic acids-binding polymers into cells.

Binding polymers having reduced sequence-specificity effective for binding RNA:RNA duplexes.

Subunits and nucleic acids-binding polymers containing novel 6-membered non-morpholino backbone moieties.

Continuous flow method for assembling sequence-specific nucleic acids-binding polymers.

Purification/concentration component for use with a probe diagnostic system which utilizes a nonionic capture probe.

Method for conversion of biologically-synthesized DNA to a nonionic form, and products of said conversion.

                                 Schedule 1.17

                             TRADEMARK APPLICATIONS


U.S. Application No. 74-269,484 for GOOD-SENSE (Filed April 27, 1992).

U.S. Application No. 74-269,483 for ANTI-GENE (Filed April 27, 1992).

U.S. Application No. 74-269,482 for NEU-GENE (Filed April 27, 1992).

                                 Schedule 1.18

                                   TRADEMARKS


                                   GOOD-SENSE
                                   ANTI-GENE
                                    NEU-GENE

                                  Schedule 6.4

                 EXCEPTIONS TO INTELLECTUAL PROPERTY OWNERSHIP


                                     None.

                                  Schedule 6.6

                             LIENS AND ENCUMBRANCES


                                     None.

                                  Schedule 6.9

                   LITIGATION AND ADMINISTRATIVE PROCEEDINGS


                                     None.

                                  Schedule 9.1

                          LICENSE AND OPTION AGREEMENT


         This License and Option Agreement is by and between ANTI-GENE DEVELOPMENT GROUP, an Oregon limited partnership ("AGD") and ANTIVIRALS Inc., an Oregon corporation ("AVI").

                                    RECITALS


    A. AGD and AVI are parties to a Technology Transfer Agreement (the "Transfer Agreement") under which AGD has conveyed to AVI certain Technology, as more fully described in the Transfer Agreement.

    B. Each party wishes to grant to the other certain rights with respect to the Technology and Improvements thereto.

                                   AGREEMENT

         In consideration of the above and of the promises and covenants contained herein, the parties agree as follows:

    1.   DEFINITIONS.

         1.1 Unless otherwise set forth in this Agreement, the terms used in this Agreement shall have the meanings given to them in the Transfer Agreement.

         1.2 "AGD Affiliate" shall mean AGD Licensees, other than AVI, and any entity other than AVI that controls, is controlled by or is under common control with AGD.

         1.3 "AGD Improvements n shall mean Improvements developed by AGD after the effective date of this Agreement but before January 1, 2000, and which AGD has the right to sublicense to AVI.

         1.4 "AGD Licensee" shall mean any person, corporation or other entity, other than AVI, that obtains a right granted by AGD or an AGD Affiliate to: (a) make a Proposed Product or Related Product; (b) make a Proposed Product or Related Product and use that Proposed Product or Related Product; (c) make a Proposed Product or Related Product and sell that Proposed Product or Related Product; (d) have a Proposed Product or Related Product made on behalf of said entity and use that Proposed Product or Related Product; (e) have a Proposed Product or Related Product made on behalf of said entity and sell that Proposed Product or Related Product; or, (f) use a method claimed in a patent covering an AVI Improvement.

         1.5 "AVI Affiliate" shall have the meaning given to Buyer Affiliate" in the Transfer Agreement.

         1.6 "AVI Improvements" shall mean Improvements developed by AVI after the effective date of this Agreement but before January 1, 2000, and which AVI has the right to license to AGD.

         1.7 "Improvements" shall mean documented improvements to the Technology comprising inventions, discoveries, trade secrets, formulas, techniques, processes, and know-how, whether or not patented and whether or not reduced to practice, which are derived from, incorporate, or are based upon, are adducts to, or which relate to making or using the Technology.

         1.8 "Licensed Product" shall mean any product with respect to which AVI obtains a license under Section 5 of this Agreement.

         1.9 "Polymer" shall mean a single molecular specie of nucleic acid binding polymer incorporating one or more aspects of the Technology and/or Improvements.

         1.10     "Proposed Product" shall have the meaning set forth in
Section 3.1.

         1.11 "Related Product" shall mean, with respect to any Proposed Product, all related products which have the same or similar structural type and adducts which achieve substantially the same biological effect and which are targeted against the same pathogen specie or cellular gene as the Proposed Product.

    2.   RESEARCH AND DEVELOPMENT LICENSE TO AGDG.

         2.1 Subject to the terms of this Agreement, AVI hereby grants to AGD a nonexclusive, royalty free license, with the right to sublicense: (a) to use the Technology and AVI Improvements and to make, have made, and use any Products incorporating the Technology and AVI Improvements internally for research and development; and (b) to make, have made, use and sell Polymers in an amount of no more than ten (10) grams per month of each single Polymer; and
(c) to make, have made, and use subunits and adducts in amounts not to exceed that required for assembly of said Polymers.

         2.2 AGD may not disclose the Technology or any AVI Improvements that are not in the public domain unless: (a) the disclosed or transferee has entered into a written agreement acceptable to AVI under which the disclosed or transferee agrees to restrictions on disclosure, use, and transfer of the Technology or AVI Improvements, and (b) AVI has consented in writing to the disclosure, use and transfer, which consent shall not be unreasonably withheld; provided that AGD's obligation under this Section 2.2 shall not apply to Technology or Improvements to which AGD obtains a license pursuant to Section 3 or Section 6 or to which AGD obtains ownership pursuant to section 4.8 of the Transfer Agreement.

         2.3 AVI shall not enter into any agreement restricting its right to license AVI Improvements solely for the purpose of denying a license to such AVI Improvements to AGD.

    3.   OPTION.

         3.1 If AGD develops or obtains-a specific prototype product which AVI has the right to make, use and sell and which incorporates one or more aspects of the Technology or Improvements and demonstrates at the biophysical level that said prototype product affords binding properties for its selected genetic target, AGD shall provide written notice (the "Notice") to AVI describing the product (the "Proposed Product") and shall provide AVI with such existing information and materials as AVI may reasonably request to enable AVI to evaluate the Proposed Product.

         3.2 Within thirty (30) days after the date of the Notice required under Section 3.1, AVI shall notify AGD: (a) that AVI intends to begin optimization and commercialization of the Proposed Product; or (b) that AVI elects not to commercialize the Proposed Product. If AVI elects not to commercialize the Proposed Product, AVI shall grant AGD an exclusive, perpetual license, with the right to sublicense, to make, have made, use, sell, and otherwise distribute the Proposed Product and any Related Products and to make, have made, and use subunits and adducts in amounts not to exceed that required for assembly of the Proposed Product and any Related Products.

         3.3 If AVI elects to begin optimization and commercialization of the Proposed Product, AVI shall take such steps as AVI, in its sole discretion, considers appropriate with respect to the Proposed Product: provided, however that AGD shall have the right, upon written notice to AVI, to obtain the license described in Section 3.2 if neither AVI nor any AVI Affiliate achieves the milestones set forth below by the dates indicated:

                  (a)   Commencement of cell culture studies on the Proposed
Product: Nine (9) months from the date of AGD's Notice under Section 3.1.

                  (b) Commencement of pharmacokinetics and toxicology studies of the Proposed Product: Twenty-four (24) months from the date of AGD is Notice under Section 3.1.

                  (c) Commencement of clinical trials of the Proposed Product or an optimized version thereof: thirty-six (36) months from the date of AGD's Notice under Section 3.1.

         3.4 For purposes of Section 3.3, a milestone shall be met for a Proposed Product if the milestone occurs with respect to an optimized version of the Proposed Product which has the same or similar structural type and adducts which achieve substantially the same biological effect and which is targeted against the same pathogen specie or cellular gene.

         3.5 Notwithstanding anything in this Section 3 to the contrary, AGD shall not have any rights under this Section 3 with respect to any Proposed Product as to which AVI or any AVI Affiliate has commenced large scale production prior to the date of AGD's Notice for so long as such large scale production continues. For purposes of this Section 3.5, Proposed Product includes Related Products and "large scale production" shall mean production of more than ten (10) grams each month.

    4.   ROYALTIES.

         4.1 For any license granted by AVI to AGD pursuant to Section 3 of this Agreement which covers a Proposed Product or Related Product that does not incorporate a patented AVI Improvement, the license shall be royalty free.

         4.2 For any license granted by AVI to AGD pursuant to Section 3 of this Agreement which covers a Proposed Product or Related Product that incorporates a patented AVI Improvement, AGD shall pay AVI as a royalty a percentage of the total Sales of each Proposed Product by AGD and any AGD Affiliate, which percentages shall be equal to the applicable percentages AVI is required to pay AGD as Purchase Price payments pursuant to the Transfer Agreement; provided, however, that AGD's obligation to pay royalties under this section shall be limited to Proposed Products and Related Products, the sale of which would infringe a patent owned by AVI in the absence of this Agreement.
For purposes of this section 4 2, "Sales" shall mean the total worldwide sales of Proposed Products and Related Products by AGD and AGD Affiliates, subject to the terms applicable to Sales by AVI under the Transfer Agreement.

         4.3 AGD's obligation to pay royalties pursuant to this Section 4 shall be subject to all of the terms applicable to AVI's obligation to make Purchase Price payments set forth in Sections 4.3, 4.4, 4.5, 4.6, and 4.8 of the Transfer Agreement.

    5.   LICENSE TO AVI OF AGD IMPROVEMENTS.

         5.1 Subject to the terms of this Agreement, AGD hereby grants to AVI a non-exclusive license, with the right to sublicense, to make, have made, use, and sell products incorporating AGD Improvements (a "Licensed Product").

         5.2      AVI shall pay AGD as a royalty a percentage of the total
Sales of each Licensed Product AVI or any AVI Affiliate sells, which percentages shall be equal to the applicable percentages AVI is required to pay AGD as Purchase Price payments pursuant to the Transfer Agreement; provided, however, that AVI's obligation to pay royalties under this section shall be limited to Licensed Products the sale of which would infringe a patent owned by AGD in the absence of this Agreement; and provided further that AVI shall have no obligation under this Section 5.2 with respect to Licensed Products covered by one or more unexpired Patents owned by AVI. AVI's obligation with respect to Licensed Products covered by one or more unexpired Patents owned by AVI shall be limited to AVI's obligation to make Purchase Price payments pursuant to the Transfer Agreement.

         5.3 AVI's obligation to pay royalties pursuant to this Section 5 shall be subject to all of the terms of AVI's obligation to make Purchase Price payments set forth in Sections 4.3, 4.4, 4.5, 4.6 and 4.8 of the Transfer Agreement; provided that the parties intend the exemption granted under
Section 4.6 for the first two hundred million dollars ($200,000,000) in AVI and AVI Affiliate Sales to apply only once, so that Sales of Licensed Products under this Section 5 shall no longer be exempt once AVI and AVI Affiliates achieve the first two hundred million dollars in worldwide Sales of Products and Licensed Products.

         5.4 AVI will maintain the confidentiality of all information about AGD Improvements that is not in the public domain unless: (a) the disclosed has entered into a written agreement acceptable to AGD under which the disclosed agrees to restrictions on disclosure, use, and transfer of the AGD Improvements, and (b) AGD has consented in writing to the disclosure or transfer, which consent shall not unreasonably be withheld.

    6.   OBLIGATION TO EXPLOIT.

         If after January 1, 1994, AVI and AVI Affiliates together effectively cease development of Products based on the Technology, as evidenced by AVI, AVI Affiliates, and/or their successors and assigns in the aggregate having for a period of more than 180 consecutive days less than the equivalent of ten (10) full time employees devoted to development, testing, commercialization, production and/or sales of one or more products based on the Technology, then, upon request by AGD, AVI will grant to AGD an exclusive royalty-free license, with right to sublicense, to make, have made, use, sell, or otherwise distribute the Products, to practice the Technology, and to use the Trademarks.

    7.   DISCLAIMER OF WARRANTY.

         Neither party makes any warranty whatsoever with respect to Technology;and Improvements licensed pursuant to this Agreement or any Products, Licensed Products, Proposed Products or Related Products. Each party's rights under this Agreement are limited to whatever rights that party has in the Technology and Improvements transferred.

    8.   FURTHER ASSISTANCE.

         Each party shall take such actions and execute and deliver such other documents as, in the reasonable opinion of counsel for the other party, may be necessary to evidence the rights and interests of the requesting party hereunder.

    9.   OTHER PROVISIONS.

         The provisions set forth in Section 14 of the Transfer Agreement are applicable to this Agreement and are incorporated herein by reference.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of __________________, 1993.

                                        ANTIVIRALS INC.


                                        By:
                                           -------------------------------------
                                              Denis Burger, Ph.D, President


                                        ANTI-GENE DEVELOPMENT GROUP


                                        By:
                                           -------------------------------------
                                              James E. Summerton, Ph.D,
                                              General Partner

                                 Schedule 10.8

                         OPINION OF COUNSEL FOR SELLER

                                 [Closing Date]


Antivirals Inc.
One Southwest Columbia, Suite 1105
Portland, Oregon 97204


         We have acted as counsel to Anti-Gene Development Group, an Oregon limited partnership ("Seller") in connection with the transactions contemplated by the Technology Transfer Agreement (the Transfer Agreement") dated as of February 9, 1993, between Seller and Antivirals Inc.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary.or advisable for purposes of this opinion.

         Upon the basis of the foregoing and subject to the qualifications below, we are of the opinion that:

    1. Seller is a limited partnership duly organized and validly existing under the laws of the state of Oregon.

    2. Seller has full power and authority to enter into and perform the Transfer Agreement and the transactions contemplated thereby. The execution, delivery and performance of the Transfer Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller. The Transfer Agreement has been duly executed and delivered by Seller and constitutes the valid, binding and enforceable obligation of Seller except as the provisions of the Transfer Agreement may be rendered unenforceable by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditor's rights generally or the application of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    3. The execution, delivery and performance of the Transfer Agreement by Seller (i) do not require the consent, approval, authorization, order or other action of, nor any filing with, any third party, including without limitation (A) any party to any contract, loan or credit agreement, instrument, commitment, understanding or other agreement to which Seller is a party or
(B) any court, administrative agency or other governmental authority; (ii) will not violate any provisions of the partnership agreement of Seller; (iii) will not violate any law, judgment, order,

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injunction, decree, rule, regulation or ruling of any governmental authority applicable to Seller; (iv) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit that is individually or in the aggregate material to the transactions contemplated by the Transfer Agreement and to which Seller is now subject; and (v) will not result in the creation of any lien, charge or encumbrance on any of the Intellectual Property!

    4. To the best of our knowledge, except as set forth in Schedule 6.4 to the Transfer Agreement, Seller owns valid, unrestricted, enforceable and exclusive rights for the use of the Intellectual Property, Seller has delivered to Buyer copies of all documents establishing the rights of Seller to the Intellectual Property, and all patent applications, patents, planned patent applications, trademark applications, and trademarks owned by Seller are respectively listed on Schedules 1.10, l.il, 1.12, 1.17 and 1.18 to the Transfer Agreement.

    5. To the best of our knowledge, the use by Seller of the Intellectual Property has not created any conflict with or infringement upon any intellectual property rights of third parties, and Seller has not been notified of any such conflicts or infringement claims.

    6. To the best of our knowledge, none of the Intellectual Property is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance.

    7. To the best of our knowledge, there is no litigation, proceeding or investigation pending or threatened against Seller in any federal, state or local court or before any administrative agency individually or in the aggregate material to the transactions contemplated by the Transfer Agreement, including, without limitation, any proceeding that seeks to enjoin or prohibit or otherwise questions the validity of any action taken or to be taken pursuant to or in connection with the Transfer Agreement.

         This opinion is given solely to the addressee named above and may not be relied upon by any other person nor may it be used, circulated, quoted or otherwise referred to other than in connection with the transactions contemplated by the Transfer Agreement.

                                        Very truly yours,



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